EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 294 to Registration Statement No. 002-90946 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Mutual Funds Trust (the “Trust”), and the Portfolios listed on the attached Schedule A, appearing in the Annual Report on Form N-CSR of the Trust for the year ended October 31, 2017, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 26, 2018

Schedule A

Mutual Funds Trust

Report Date	Fund Name
December 22, 2017	Eaton Vance Short Duration Government Income Fund
December 15, 2017	Eaton Vance Government Opportunities Fund (formerly, Eaton Vance Government Obligations Fund)
December 20, 2017	Eaton Vance High Income Opportunities Fund
December 19, 2017	Eaton Vance Short Duration High Income Fund
December 20, 2017	Eaton Vance Floating-Rate Advantage Fund
December 19, 2017	Eaton Vance Floating-Rate Fund
December 22, 2017	Eaton Vance Floating-Rate & High Income Fund
December 21, 2017	Eaton Vance Emerging Markets Local Income Fund
December 21, 2017	Eaton Vance Diversified Currency Income Fund
December 22, 2017	Eaton Vance Short Duration Strategic Income Fund
December 22, 2017	Eaton Vance Global Macro Absolute Return Fund
December 22, 2017	Eaton Vance Global Macro Absolute Return Advantage Fund
December 22, 2017	Eaton Vance Multi-Strategy All Market Fund
December 22, 2017	Eaton Vance Multi-Strategy Absolute Return Fund
December 19, 2017	Eaton Vance Tax-Managed Global Dividend Income Fund
December 22, 2017	Eaton Vance Tax-Managed Equity Asset Allocation Fund
December 19, 2017	Eaton Vance Tax-Managed Value Fund
December 20, 2017	Eaton Vance Tax-Managed Multi-Cap Growth Fund
December 21, 2017	Eaton Vance Tax-Managed Small-Cap Fund
December 21, 2017	Eaton Vance Global Income Builder Fund
December 19, 2017	Parametric Tax-Managed International Equity Fund
December 19, 2017	Eaton Vance Emerging and Frontier Countries Equity Fund (formerly, Eaton Vance Global Macro Capital Opportunities Fund)
December 19, 2017	Eaton Vance Global Small-Cap Equity Fund (formerly, Eaton Vance Tax-Managed Global Small-Cap Fund)

Portfolio financial statements that are included in one or more of the above Funds’ annual reports for the year ending October 31, 2017:

Report Date	Portfolio Name
December 19, 2017	Eaton Vance Floating Rate Portfolio
December 21, 2017	Emerging Markets Local Income Portfolio
December 21, 2017	Global Income Builder Portfolio
December 22, 2017	Global Macro Absolute Return Advantage Portfolio
December 19, 2017	Global Macro Capital Opportunities Portfolio
December 22, 2017	Global Macro Portfolio
December 22, 2017	Global Opportunities Portfolio
December 15, 2017	Government Obligations Portfolio
December 20, 2017	High Income Opportunities Portfolio
December 21, 2017	International Income Portfolio
December 22, 2017	MSAR Completion Portfolio
December 20, 2017	Senior Debt Portfolio
December 19, 2017	Short Duration High Income Portfolio
December 22, 2017	Short-Term U.S. Government Portfolio
December 19, 2017	Tax-Managed International Equity Portfolio
December 20, 2017	Tax-Managed Multi-Cap Growth Portfolio
December 21, 2017	Tax-Managed Small-Cap Portfolio
December 19, 2017	Tax-Managed Value Portfolio
December 19, 2017	Tax-Managed Global Small-Cap Portfolio